Exhibit 99.1

For more information, contact:

Peter Kuipers	Jessika Parry
Omnicell, Inc.	Next Step Communications
(650) 251-6180	(781) 326-1741
peter.kuipers@omnicell.com	omnicell@nextstepcomms.com

Omnicell Completes Acquisition of Aesynt

•                        Creates the broadest product portfolio in the industry, providing customers with an unprecedented choice of technology in medication management systems

•                        Accretive to 2016 Non-GAAP EPS

MOUNTAIN VIEW, Calif. —January 6, 2016 — Omnicell, Inc. (NASDAQ: OMCL) (“Omnicell”), a leading provider of medication and supply management solutions to health care systems, today announced that it completed its acquisition of Aesynt Holding Coöperatief U.A. from Aesynt Holding, L.P. and Aesynt, Ltd. on January 5, 2016, pursuant to the terms and conditions of the Securities Purchase Agreement announced on October 29, 2015. The combined company will support approximately 4,000 acute care facilities worldwide, have annual revenues of over $670 million and have approximately 2,200 employees.

Randall A. Lipps, Founder, Chairman, President and CEO Omnicell, said, “We are excited to bring together these two companies, providing our health care customers with an unprecedented choice of technology. This is a major milestone in the 24-year history of Omnicell, as we continue our singular focus on simplifying medication management throughout the health care continuum. The addition of Aesynt to the Omnicell family will add distinct capabilities in central pharmacy robotics, IV robotics, automated dispensing systems, and analytics. The strength of our combined offerings will deliver truly scalable innovation to support safe and efficient health care. Our common goal to improve health care for everyone will now be closer to achievement.”

Details of this acquisition are included in an investor presentation found in the investor relations section of our website and can be accessed by clicking here. For the twelve months ended September 30, 2015, Aesynt reported revenue and adjusted EBITDA of $190 million and $23 million, respectively, up from $182 million and $20 million, respectively for the twelve months ended June 30, 2015.

In connection with the acquisition, Omnicell entered into a $400 million senior secured credit facility with Wells Fargo Securities, LLC, as Sole Lead Arranger and Wells Fargo Bank, National Association, as administrative agent. The credit agreement provides for (a) a five-year $200 million term loan facility, and (b) a five-year revolving credit facility of $200 million. On January 5, 2016, Omnicell borrowed the full $200 million under the Term Loan Facility and $55 million under the Revolving Credit Facility to complete the acquisition of Aesynt and to pay related fees and expenses.

Omnicell will provide updated financial guidance for 2016 including the Aesynt acquisition during a conference call to discuss the Company’s Fourth Quarter 2015 financial results in the coming weeks.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the acquisition of Aesynt and the anticipated benefits thereof, the expected combined operations of Omnicell and Aesynt and the availability of the senior secured credit facility going forward. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement.  Risks include, without limitation, risks associated with the acquisition of Aesynt, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the acquisition, including anticipated non-GAAP accretive results and revenue; disruption from the integration process, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculation of, and factors that may impact the allocation of the purchase price to the net assets acquired in accordance with applicable accounting rules and methodologies; the possibility that if Omnicell does not achieve the perceived benefits of the acquisition of Aesynt as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell’s shares could decline; and risks related to the incurrence of debt, including potential impairment of our flexibility and access to capital, increased interest obligations and potential that we may default under the terms of the senior credit facility and may not be able to borrow under the revolving credit facility. Other risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of health care settings from long term care to home care, our ability to deliver scalable innovation to support safe and efficient health care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

OMCL-G

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating new efficiencies to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for patient-centric medication and supply management across the entire health care continuum—from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 3,200 customers worldwide have utilized Omnicell Automation and Analytics solutions to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions to help reduce costly hospital readmissions. In addition, these solutions enable approximately 7,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, Inc. please visit www.omnicell.com.

About Aesynt

Aesynt combines years of health care expertise with a comprehensive portfolio of pharmacy automation and information management tools. Aesynt partners with health care organizations to fully optimize all medication forms enterprise-wide, driving dramatic cost reductions and improved patient safety. With leading solutions for sterile compounding, enterprise-wide inventory management, and medication dispensing, Aesynt is committed to developing innovative solutions to solve the most pressing challenges for our global health care partners. For more information, visit www. Aesynt.com or follow Aesynt on Twitter at https://twitter.com/ Aesynt or LinkedIn at www.linkedin.com/company/ Aesynt.

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Editor’s Notes:

1.              All Omnicell news releases (financial, acquisitions, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, omnicell.com.

2.              Omnicell and the Omnicell logo design, are registered trademarks of Omnicell, Inc.

3.              All other brand or product names may be trademarks or registered trademarks of their respective companies.